EXHIBIT 10.7

AMENDMENT TO MANAGEMENT AGREEMENT

     This Amendment (the “Amendment”) is effective as of the 1st day of July, 2002 and amends that certain Management Agreement (the “Management Agreement”) entered into as of the first day of June, 1996 by and between FLORIDA PANTHERS HOLDINGS, INC., a Florida Corporation, and HUIZENGA HOLDINGS, INC., a Florida Corporation (“HHI”).

     Whereas, on July 1, 1996 Florida Panthers Holdings, Inc. and HHI entered into a Management Agreement; and

     Whereas, Boca Resorts, Inc., a Delaware corporation (the “Company”), by virtue of merger, is the successor in interest to Florida Panthers Holdings, Inc., a Florida corporation; and

     Whereas, HHI and the Company desire to amend Section 2 of the Management Agreement.

     Now Therefore, in consideration of the premises, the parties agree as follows:

1.	Amendment of Section 2. Section 2 of the Management Agreement is deleted and replaced in its entirety to read as follows:

2.	MANAGEMENT FEE AND REIMBURSEMENT OF COSTS. In return for services provided, the Company shall pay HHI a Management Fee equal to 1% of the Company’s annual gross revenue on a quarterly basis of each fiscal year which ends on June 30th in which this Agreement is in effect; provided, however, that the Management Fee payable for the year ended June 30, 2003 shall not exceed $1.9 million. HHI shall be reimbursed for all reasonable out-of-pocket costs, fees or expenses incurred, or expenditures made, in connection with the performance by HHI of its duties hereunder. Except for the Management Fee and the reimbursement of such costs, fees and expenses pursuant to this Section 2, there shall be no fees or other sums paid to HHI for the services provided by HHI during the term hereunder.

     The Management Agreement between HHI and the Company (as successor in interest to Florida Panthers Holdings, Inc.), as amended by this Amendment, remains in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment this 25th day of September 2002.

Boca Resorts, Inc.

By: WILLIAM M. PIERCE

Name: WILLIAM M. PIERCE

Title: Senior Vice President, Treasurer and Chief Financial Officer

Huizenga Holdings, Inc.

By: CRIS BRANDEN

Name: CRIS BRANDEN Title: Vice President